(NYSE: YDKN) 2015 Q2 Investor Presentation July 2015

Forward Looking Statements Information in this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or writedown assets; the amount of our loan portfolio collateralized by real estate, and the weakness in the commercial real estate market; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, increased competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of recent financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary sources such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs; loss of consumer confidence and economic disruptions resulting from terrorist activities or other military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission ("SEC"), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this presentation speak only as of the date of the presentation, and the Company does not assume any obligation to update such forward-looking statements. Combined information contained in this presentation are used for illustrative purposes only. Non‐GAAP Measures Statements included in this presentation include non‐GAAP measures and should be read along with the accompanying tables to the July 23, 2015 presentation and earnings release which provide a reconciliation of non‐GAAP measures to GAAP measures. Management believes that these non‐GAAP measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non‐GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non‐GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP. Important Information 2

Investment Thesis

- **Experienced Management**

  Management team has an average of over 25 years of experience

- **Growth Markets**

  Centered in one of the fastest-growing regions in the U.S.

- **Asset Generation** is a core strength

  Over $1.4 billion in loan origination in last 4 quarters



Ashe
Alleghany
Surry
Stokes
Rockingham
Caswell
Person
Vance
Warren
Northampton
Gates
Camden
Currituck
Hertford
Perquimans
Chowan
Watauga
Wilkes
Yadkin
Forsyth
Guilford
Orange
Durham
Granville
Halifax
Avery
Mitchell
Franklin
Nash
Bertie
Madison
Yancey
Caldwell
Alexander
Iredell
Davie
Alamance
Edgecombe
Martin
Burke
Rowan
Davidson
Raleigh
Washington
Tyrrell
Dare
Buncombe
McDowell
Catawba
Randolph
Chatham
Wake
Wilson
Pitt
Swain
Haywood
Johnston
Greene
Beaufort
Hyde
Graham
Jackson
Rutherford
Cleveland
Lincoln
Gaston
Cabarrus
Lee
Harnett
Wayne
Henderson
Polk
Mecklenburg
Stanly
Montgomery
Moore
Lenoir
Craven
Cherokee
Clay
Macon
Charlotte
Greenville
Cumberland
Pamlico
Richmond
Hoke
Sampson
Duplin
Jones
Cherokee
York
Union
Anson
Spartanburg
Scotland
Oconee
Pickens
Carteret
Union
Chester
Lancaster
Chesterfield
Marlboro
Robeson
Bladen
Onslow
Anderson
Laurens
Pender
Darlington
Dillon
Fairfield
Kershaw
Newberry
Columbus
New Hanover
Abbeville
Marion
Greenwood
Lee
Florence
Richland
Brunswick
Saluda
McCormick
Lexington
Sumter
Horry
Edgefield
Calhoun
Clarendon
Aiken
Williamsburg
Orangeburg
Georgetown
Barnwell
Bamberg
Dorchester
Berkeley
Allendale
Colleton
Hampton
Charleston
Jasper
Beaufort

- **Strong Operating Metrics**

  Q2 2015 annualized Operating ROAA of 1.14% and Operating ROTCE of 12.83%

- **Conservative Balance Sheet**

  Continued improvement in asset quality, increasing shareholders' equity, significant credit mark from Yadkin and prior acquisitions, and asset sensitive position

3

YADKIN FINANCIAL CORPORATION

Growth Markets: Population 4 Sources: SNL Financial. Target footprint centers around the I-85 growth corridor, a key US “mega-region” for the next 40 years. Population Growth:  Raleigh - MSA is projected to grow by over 2x the national average between 2015 – 2020  Charlotte - 17th largest U.S. city with a population of 796,921, making it the 3rd fastest growing big city in the U.S. in 2013  NC is projected to be the 7th largest state in 2030, up from 9th currently  In NC 3+ million people to be added by 2030; over 1 million in VA Projected 2015-2020 Population Change Projected Population Growth ('15 - ‘20) Raleigh MSA Charlotte MSA U.S. 8.1% 6.6% 3.5% 2,445 – 17,960 (14) 17,961 – 29,755 (14) 29,756 – 38,556 (14) 38,557 – 56,617 (14) 56,618 – 365,601 (15) Branches by Deposits ($000) No population 0% or negative 0.1% to 0.3% 0.4% to 1.2% (US Avg. 0.68%) 1.3% to 2.5% 2.6% or more Projected Population Change 2015 – 2020

Growth Markets: Business Climate 5 438430_1.WOR Richmond Winston-Salem Greenville Wilmington 20 81 64 66 95 95 85 77 40 40 85 26 77 95 26 Charleston Raleigh/Durham Charlotte Business Climate:  13 Fortune 500 companies headquartered in NC  7 currently headquartered in Charlotte metro area  Sealed Air Corp. (#345) announced relocation to Charlotte from NJ in July 2014  NC is the #1 state for corporate relocations and has been for 8 of the past 9 years  NC claimed top spot in Site Selection magazine’s listing of the best business climates in North America for the last 3 years  Google Fiber broke ground in the Raleigh-Durham and Charlotte in June  Since the beginning of 2015, 44 companies have announced relocations or expansions in Wake County (Raleigh/Durham area) expansion  Charlotte and Raleigh ranked #9 and #14, respectively, on Glassdoor’s June 2015 “Recovery Index” – a measure of growth in employment, new jobs, and wages Sources: SNL Financial, Relocation data from Site Selection magazine; all other data from U.S. Census Bureau , U.S. Bureau of Labor Statistics, and Charlotte Chamber of Commerce.

Q2 2015 Highlights 6  Record operating EPS to common shareholders of $0.38, or $11.9 million, up 15.5% from Q1  Annualized operating ROAA of 1.14% and ROATCE of 12.83% in Q2 2015, compared to 1.04% and 11.38% in Q1 2015  Operating efficiency ratio declined to 60.0% in Q2 2015 from 62.1% in Q1 2015  Annualized net loan growth was approximately 5.8% in Q2 2015, resulting from loan originations and commitments of $389.6mm  Total nonperforming assets as a percentage of total assets declined to 1.06% at June 30, 2015, from 1.17% at March 31, 2015  Operating leverage of 3.5% in Q2  Announced quarterly cash dividend of $0.10 payable on Aug 20 to shareholders of record as of Aug 6

Delivering on MOE Potential 7 Notes: Market capitalizations are calculated using the final closing stock price of the quarter. Q2 combined market capitalization is as of Jan 24, 2014, the final trading day prior to the Yadkin-VSB merger announcement. This market capitalization is also adjusted to include the common equity raised at the same time. Q2 2014 represents pro forma combination of Yadkin Financial Corporation and VantageSouth Bancshares, Inc. results. Q1 and Q2 2015 represent actual results. All periods exclude securities gains and losses, merger and conversion costs, and restructuring charges. Results from Q2 2014 do not include any acquisition accounting impact from the Yadkin-VantageSouth merger. Q2 2014 Combined Q1 2015 Q2 2015 % Change Q2 2015 vs Q2 2014 Operating EPS $0.31 $0.33 $0.38 23%  Operating Pre-Tax, Pre-Provision Income ($mm) $15.1 $18.2 $20.0 33%  Operating Efficiency Ratio 65.9% 62.1% 60.0% (9.0%)  Operating ROAA 1.01% 1.04% 1.14% 13%  Operating ROTCE 10.93% 11.38% 12.83% 43%  Net Interest Margin (FTE) 4.06% 4.33% 4.29% 6%  Annualized Qtr / Qtr Loan Growth 3.4% 2.2% 5.8% 72%  Net Charge-Offs / Avg. Loans (Annualized) (0.08%) 0.07% 0.12% NM  Market Capitalization ($000s) $532,304 $641,620 $664,387 25% 

Diversified Business Lines 8  Current portfolio: $242mm committed and $146mm outstanding balance with average rate of 5.48%; 91 borrowers; average fees of 0.52%; average commitment is $192k  Over $170mm new originations YTD  81% of portfolio is high-velocity vertical construction  19% of portfolio is horizontal (land, lots, and A&D) but strategic to supply the vertical loans  Q2 2015 production totaled $34.9mm; up for the third consecutive quarter  14 Business Development Officers in 9 states  In addition to North Carolina and South Carolina, BDOs are located in Florida, Massachusetts, Maryland, New Jersey, Pennsylvania, Texas, and Virginia  #26 SBA lender in the US for fiscal year 2014  #1 SBA lender in North Carolina; #3 SBA lender in Virginia  77% of portfolio in North Carolina and South Carolina  Portfolio is diversified by industry Centralized credit, administration, and operations with specialized business segments Government Guaranteed Lending Builder Finance SBA Portfolio and Production Trends ($mm) Builder Finance Portfolio and Production Trends ($mm) $55.4 $68.5 $80.7 $76.2 $94.8 $9.2 $10.3 $23.1 $15.3 $15.2 $0 $20 $40 $60 $80 $100 $120 $140 $160 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Quarterly Loan Production Quarterly $ Change in Balance Period End Loans* (Right Axis) NC 72% SC 17% GA 4% AL 3% TX 4% Builder Finance Portfolio by State $25.5 $20.2 $34.4 $34.6 $34.9 $13.1 $50.0 $11.4 $10.0 $9.7 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $0 $10 $20 $30 $40 $50 $60 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Quarterly Loan Production uarterly Change $ Total Loans Oustanding Standing (Right Axis) Note: New loan originations represent total loan commitments originated in each respective period.

Diversified Business Lines

Centralized credit, administration, and operations with specialized business segments

Commercial Banking

- 42 Commercial Bankers covering the Carolinas
- Total commercial loan portfolio of $1.9bn
- $660 million deposits
  - 71% are low-cost transactional deposits
- Q2 loan production of $210mm
  - 53% variable and 47% fixed



Production by Region
West
14.3%
Triangle Area
44.2%
Charlotte Area
23.3%
East
18.2%



Portfolio by Loan Type
1-4 Fam. Sec.
6.7%
Consumer
0.1%
Agriculture
4.7%
CRE
39.3%
C&I
49.2%



Production by Loan Type
Agriculture
8.2%
1-4 Fam. Sec.
2.4%
CRE
37.0%
C&I
52.4%

Mortgage

- 45 Mortgage Loan Officers covering the Carolinas
  - Supported by 41 underwriting, administrative, servicing, and operations personnel
  - Plan to hire additional loan officers in several markets in Q2
- Q2 secondary loan production of $74mm, up 19% from Q1
  - Purchase grew to over 60% of total production
- Origination income of $1.4 million in Q2
- Net MSR amortization and valuation allowance of combined $(70k)

	Q1 Actual		Q2 Actual	
Product	Mix	Margin	Mix	Margin
Conventional	63%	2.496%	66%	2.480%
Government	16%	3.095%	23%	3.234%
Jumbo	6%	1.739%	2%	1.999%
Portfolio	15%		9%	
Margin Excl. Portfolio		2.492%		2.661%

Note: New loan originations represent total loan commitments originated in each respective period.

9

YADKIN FINANCIAL CORPORATION

 Net income available to common shareholders totaled $10.6mm or $0.33 per share during Q2 2015, compared to $9.6mm or $0.30 per share during Q1 2015  Net operating earnings available to common shareholders totaled $12.0mm, or $0.38 per share, in Q2 2015, compared to $0.33 per share in Q1 2015  Annualized operating ROAA of 1.14% in Q2 2015, compared to 1.04% in Q1 2015  Annualized operating ROATCE 12.83% in Q2 2015, compared to 11.38% in Q1 2015  Operating efficiency improved to 60.0% in Q2 2015, compared to 62.1% in Q1 2015  During May, the Company redeemed $28.4mm of preferred stock(1) • Redemption of the preferred stock is expected to improve annual pre-tax earnings by $2.6mm and increase fully-diluted net income per common share by $0.08 annually (1) Proffered stock was initially issued in connection with the TARP Capital Purchase Program. (2) Excludes securities gains and losses, branch sale gain, merger and conversion costs, and restructuring charges. Income Statement Reflects Positive Operating Leverage 10 For the Quarter Ended, ($ in thousands) 2015Q1 2015Q2 Net interest income 39,176$ 39,327$ Provision for loan losses 961 994 Net interest income after provision for loan losses 38,215 38,333 Operating non-interest income 8,838 10,716 Operating non-interest expense 29,831 30,047 Operating income before taxes & M&A costs 17,222$ 19,002$ Gain (loss) on sales of available for sale securities 1 84 Merger and conversion costs 220 (25) Restructuring charges 907 2,294 Income before income taxes 16,096 16,817 Income tax expense 5,846 6,076 Net income 10,250 10,741 Preferred stock dividends 639 183 Net income to common shareholders 9,611 10,558 Pre-tax, pre-provision operating earnings (Non-GAAP)(2) 18,183 19,996 Change in Revenue 4.2% Change in Expense 0.7% Operating Leverage 3.5%

Net Interest Income 11 Combined Net Interest Margin (1)(%)  Q2 growth in net interest income for first time since merger as declining impact of acquisition accounting on GAAP net interest margin was more than offset by production  A favorable change in earning asset and funding mix partially offset continued loan pricing pressure  Core net interest margin increased by 2 bps  Focus remains on disciplined loan pricing and low-cost, core deposits Average Yields and Rates For the Quarter Ended, 2015Q1 2015Q2 Loans 5.52% 5.47% Securities 2.43% 2.35% Other earning assets 0.34% 0.37% Total earning assets 4.84% 4.83% Interest bearing deposits (0.46%) (0.48%) Borrowed funds (1.64%) (1.61%) Total interest bearing liabilities (0.63%) (0.65%) Net interest margin (FTE) 4.33% 4.29% Cost of funds 0.52% 0.53% (1) Q2 2014 represents a pro forma combination of Yadkin Financial Corporation and VantageSouth Bancshares, Inc. results. Q3 2014 through Q2 2015 represent actual results.

Diverse Drivers of Non-Interest Income Growth 12 $2,388 $1,885 $2,133 $1,390 $1,911 $1,299 $1,520 $1,002 $1,322 $1,633 $2,121 $2,072 $2,917 $2,873 $3,677 $2,730 $3,265 $3,506 $3,253 $3,495 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Other Mortgage SBA Service charges & fees on deposits accounts Combined Operating Non-Interest Income Composition1, 2 ($000) $8,538 $8,742  Operating non-interest income totaled $10.7mm in the Q2 2015, compared to $8.8mm in Q1 2015  Q2 2015 over Q1 2015 growth of 21.2% across all fee income categories; now 21% of total revenue  Record SBA production of $34.9 mm in Q2 as pipeline strengthened and gain on sale continued to hold; year over year SBA growth of 73%  Mortgage revenue increased to $1.6mm, benefiting from a 15% production increase over Q1 2015 and a $0.2mm recovery of previous MSR impairment  Other non-interest income growing due to impact of wealth management, merchant, and purchased accounts receivable (1) Q2 2014 represents pro forma combination of Yadkin Financial Corporation and VantageSouth Bancshares results. Q3 2014 to Q2 2015 represent actual results. Excludes securities gains and losses and branch sale gain. (2) Certain items have been reclassified between service charges and other non-interest income following the merger. Combined pro forma prior period balances have not been restated. $9,558 $8,838 $10,716

Controlling Costs While Driving Operating Leverage 13 Combined Non-Interest Expense Composition1, 2 ($000)  Efficiency ratio declined to 60.0% for the second quarter • Reduced costs and invested savings in people to continue strong revenue growth • Remaining expense initiatives include four branch closing in Q3 and two branch sales in Q4 • Remain confident in reaching the previously announced efficiency goal of sub 60% before the end of 2015 Total Non-Interest Expense $31,817 $48,187 $33,592 $30,958 $32,316 One-time charges ($2,710) ($17,450) ($1,622) ($1,127) ($2,485) Operating Non-Interest Expense $29,107 $30,737 $31,970 $29,831 $30,047 $2,884 $4,687 $4,569 $4,376 $4,006 $644 $1,075 $1,105 $1,096 $1,030 $1,547 $2,408 $2,497 $2,600 $2,636 $5,991 $11,009 $10,034 $9,452 $9,014 $0 $4,000 $8,000 $12,000 $16,000 $20,000 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Other Data Processing Occupancy & Equipment Salaries & Benefits $2,884 $4,687 $4,569 $4,376 $4,006 $644 $1,075 $1,105 $1,096 $1,030 $1,547 $2,408 $2,497 $2,600 $2,636 $5,991 $11,009 $10,034 $9,452 $9,014 $0 $4,000 $8,000 $12,000 $16,000 $20,000 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Other Data Processing Occupancy & Equipment Salaries & Benefits $2,884 $4,687 $4,569 $4,376 $4,006 $644 $1,075 $1,105 $1,096 $1,030 $1,547 $2,408 $2,497 $2,600 $2,636 $5,991 $11,009 $10,034 $9,452 $9,014 $0 $4,000 $8,000 $12,000 $16,000 $20,000 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Other Data Processing Occupancy & Equipment Salaries & Benefits $29,107 $30,737 $31,970 (1) Q2 2014 represents pro forma combination of Yadkin Financial Corporation and VantageSouth Bancshares, Inc. results. Q3 2014 to Q2 2015 represent actual results. Excludes merger and conversion costs and restructuring charges. (2) Certain items have been reclassified, particularly between occupancy & equipment and other, following the merger. Combined pro forma prior period balances have not been restated. $2,884 $4,687 $4,569 $4,376 $4,006 $644 $1,075 $1,105 $1,096 $1,030 $1,547 $2,408 $2,497 $2,600 $2,636 $5,991 $11,009 $10,034 $9,452 $9,014 $0 $4,000 $8,000 $12,000 $16,000 $20,000 Q1 2013 Q2 2 13 Q3 2 13 Q4 2013 Q1 2014 Other Data Processing Occupancy & Equipment Salaries & Benefits n Core Deposit Intangible Amortization $29,831 $30,047

Balance Sheet

- Annualized net loan growth was approximately 5.8% in Q2 2015
  - Driven by loan originations and commitments of $389.6mm
  - Loan growth is net of $22.5 mm in SBA loan sales
- $170mm (12.2%) originated loan growth from Q1 to Q2:

($ in thousands)	Q1 2015	Q2 2015
Originated Loans	1,395,723	1,565,597
Acquired Loans	1,518,136	1,390,174
Total Loans	2,913,859	2,955,771
Qtr / Qtr Change in Balance		
Originated Loans	10.2%	12.2%
Acquired Loans	-7.0%	-8.4%
Total Loans	0.5%	1.4%

- Non-interest demand deposits increased by 25.8% annualized
  - Non-interest demand deposits are 21.5% of total deposits
- TCE / TA increased to 9.16% at June 30, 2015, compared to 9.06% at March 31, 2015
- TBV per share up 8.9% annualized to $12.01
- Redeemed $28.4mm of preferred stock in May

Balance Sheet		
	As of the Quarter Ended,	
(Dollars in thousands)	2015Q1	2015Q2
Assets:		
Cash and due from banks	$ 55,426	$ 65,620
Federal funds & interest-earning deposits	53,076	57,341
Investment securities	697,834	688,417
Loans held for sale	32,322	38,622
Loans	2,913,859	2,955,771
Allowance for loan losses	(8,284)	(8,358)
Premises and equipment, net	78,683	77,513
Foreclosed assets	12,427	13,547
Other assets	433,735	438,579
Total assets	**$ 4,269,078**	**$ 4,327,052**
Liabilities:		
Deposits:		
Non-interest demand	$ 655,333	$ 697,653
Interest-bearing demand	472,524	475,597
Money market and savings	1,010,348	991,982
Time deposits	1,070,970	1,077,862
Total deposits	3,209,175	3,243,094
Short-term borrowings	325,500	355,500
Long-term debt	137,199	147,265
Accrued interest & other liabilities	29,385	33,077
Total liabilities	**$ 3,701,259**	**$ 3,778,936**
Shareholders' equity:		
Preferred stock	$ 28,405	$ -
Common stock & other equity	539,414	548,116
Total shareholders' equity	567,819	548,116
Total liabilities and shareholders' equity	**$ 4,269,078**	**$ 4,327,052**
Tangible book value per common share	$ 11.75	$ 12.01

14

YADKIN FINANCIAL CORPORATION

Positive Balance Sheet Trends

- Loan growth of $167 million or 6.0% since Q2 2014, excluding $35 million remaining fair value mark to Yadkin loans
- Balanced loan portfolio
- Loan growth is virtually all variable rate as fixed rate production is offset with fixed rate curtailments and fixed rate payoffs
- 6.8% growth in non-time deposit since Q2 2014

Loan Composition Q2 2015 ($mm)



Farmland / Ag. Production $89.0 3.0%
Consumer & Other $56.7 1.9%
Multifamily $155.9 5.3%
C&D $414.4 14.1%
C&I $416.7 14.1%
1-4 Family $379.8 12.9%
HELOCs $275.1 9.3%
Non O.O. CRE $504.5 17.1%
O.O. CRE $654.1 22.2%

Loan Portfolio – Fixed vs. Floating



Floating Rate 45%
Fixed Rate 55%

Tangible Book Value per Share Growth – Post Merger



$12.50
$12.00
$11.50
$11.00
$10.50
$10.93
$11.44
$11.75
$12.01
Q3 2014
Q4 2014
Q1 2015
Q2 2015

Note: Q2 2014 represents pro forma combination of Yadkin Financial Corporation and VantageSouth Bancshares, Inc. and does not include impacts of purchase accounting.

15

YADKIN FINANCIAL CORPORATION

Asset Sensitive Balance Sheet 16 Static Shock Impact on Economic Value of Equity Static Shock Impact on Net Interest Income Variable Rate Loan Floors  In any rising rate scenario, Yadkin is positioned to benefit  Yadkin is in an asset sensitive position on a short- and long-term basis  Management intends to maintain this interest rate risk profile while in current rate environment  Slight asset sensitivity trades off some current period income for improved earnings and equity impact in a rising rate environment Source: FICAST Data Corporation. Grouping Balance % of Total Balance Cumulative % of Total Balances a. No Floor $313.9 27% 27% b. Floor Reached 140.7 12% 40% c. 0-25 bps to Reach Floor 35.2 3% 43% d. 26-50 bps to Reach Floor 50.1 4% 47% e. 51-75 bps to Reach Floor 172.2 15% 62% f. 76-100 bps to Reach Floor 142.5 12% 74% g. 101-125 bps to Reach Floor 130.2 11% 86% h. 126-150 bps to Reach Floor 41.1 4% 89% i. 151-175 bps to Reach Floor 68.1 6% 95% j. 176-200 bps to Reach Floor 13.6 1% 97% k. 201-250 bps to Reach Floor 21.3 2% 98% l. 251-300 bps to Reach Floor 13.0 1% 100% m. 301+ bps to Reach Floor 5.4 0% 100% $1,147.3 100% In t he mo ney flo ors = $ 69 3M M

Strong Capital Position 17 Regulatory Capital Ratios – Holding Company and Bank Level (6/30/15)  Repurchased $28.4 million of preferred stock in May 2015

28.1% 21.2% 17.0% 21.9% 20.3% 21.2% 10.0% 20.0% 30.0% 40.0% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 VantageSouth Yadkin Strong Asset Quality 18 Effective Reserve of 1.88% or $55.5mm Classified Asset Ratio (2) – Bank Level (1) Non-purchased impaired loan balances include $32 million of SBA guaranteed loan balances. (2) Classified Asset Ratio = Classified Assets / (Tier 1 Capital + Loan Loss Reserves). Net charge-offs - 12bps Remaining mark declined by $3.9mm in Q2 2015 Loan Loss Reserves Breakdown ($ in thousands) Non- Purchased Impaired Purchased Impaired (SOP 03-3) Total ALLL balance at 3/31/15 6,907$ 1,377$ 8,284$ Net charge-offs (920) 0 (920) Provision for loan losses 1,013 (19) 994 ALLL balance at 6/30/15 7,000$ 1,358$ 8,358$ Remaining credit mark 22,447 12,726 35,173 Remaining interest rate mark 3,579 8,408 11,987 Total effective reserve 33,026$ 22,492$ 55,518$ Loan balances (1) 2,786,340$ 169,431$ 2,955,771$ ALLL percentage 0.25% 0.80% 0.28% Remaining credit mark percentage 0.81% 7.51% 1.19% Remaining interest rate mark percentage 0.13% 4.96% 0.41% Effective reserve percentage 1.19% 13.28% 1.88 Classified assets declined in Q2, but the preferred stock redemption reduced capital, thus slightly increasing the classified asset ratio NPAs / Assets declined to 1.06% in Q2 from 1.17% in Q1

Strong Performance Relative to Peers 19 Core ROAA Operating ROATCE Operating Efficiency Ratio Net Interest Margin NPAs / Loans + OREO NCOs / Avg. Loans Source: SNL Financial. Peers comprised of major exchange traded Southeast banks with assets of $2.0 - $7.0 billion. Includes COB, SGBK, PSTB, FCBC, HTBI, CCBG, NBBC, LION, FBNC, SBCF, STBZ, CFNL, CHCO, CSFL, ABCB, BNCN, SFBS, RNST, FCB, PNFP, and CBF. Data as of the most recent quarter available per SNL Financial.

Attractive Valuation 20 Price / 2016 Estimated EPS* Median = 14.9x Source: SNL Financial. Peers comprised of major exchange traded Southeast banks with assets of $2.0 - $7.0 billion. Trading multiples based on closing prices as of 7/23/2015. *Mean consensus EPS estimates as compiled by FactSet. Price / 2015 Estimated EPS* Median = 16.8x

Analysts Remain Bullish Post 2Q15 Earnings Release 21 YDKN Pruning Branch Network as Promised; Reiterating OUTPERFORM Rating; Stock Remains One of Our Top Ideas Kevin Fitzsimmons; Hovde Group LLC “No change to our OUTPERFORM rating; YDKN remains one of our Top Ideas: We reiterate our OUTPERFORM rating and continue to view YDKN as one of our Top Ideas. We are also nudging our PT higher by $0.50 (to $23.50)… The stock is up only modestly so far in 2015 (up 4.2%) – below the double-digit percentage moves seen from several other names – and trades at a P/E over a full multiple point below the peer median (13.0x vs. 14.1x on 2015 EPS). We suspect that this multiple disparity will shrink as YDKN puts the mid-2014 MOE further in the rear-view mirror – putting more of a spotlight on its higher, noise-free earnings run-rate and several positives to the story.” YDKN: Raising Target Price - Operating Leverage Building, Could See EPS Upside William J. Wallace IV; Raymond James “Recommendation: We are reiterating our Strong Buy rating on YDKN and raising our target price to $26 from $23 following 2Q15 results that met expectations… Ultimately, we believe valuation appears attractive, especially should our EPS estimates prove conservative” Source: Research reports 2Q15 First Look – Raising Estimates after 2Q Results and Conf. Call Stephen Scouten, CFA; Sandler O'Neill & Partners LP “We are increasing our forward estimates to $1.51/$1.62 (from $1.47/$1.57) on the qtr beat as well as higher fee estimates and a better core NIM moving forward. We think that new loan yields will continue to come in nearer to portfolio yields and that with the swaps that the bank has in place on the funding side, that its funding costs will hold in better than peers…We will also see the benefit of the branch closures/sales fully-realized in 1Q16 and are thus increasing our 2016E to $1.62.” YDKN: 2Q Comes Fairly In Line, Introducing 2017E Brady Gailey, CFA; Keefe Bruyette & Woods Inc. “The merger of equals has really been a success story with YDKN hitting all its numbers plus some. We still believe in this company and stock longer term as it continues to grow organically (and possibly via acquisition) pushing EPS higher.”

Analyst Recommendations 22 Firm Rating Price Target 2015 Estimate 2016 Estimate Raymond James Financial Inc. Strong Buy $26.00 $1.57 $1.75 Hovde Group LLC Outperform $24.50 $1.57 $1.79 Sandler O'Neill & Partners LP Buy $24.50 $1.51 $1.62 Keefe Bruyette & Woods Inc. Outperform $24.00 $1.51 $1.68 FIG Partners LLC Market Perform $21.75 $1.55 $1.65 Source: SNL Financial

Contact: Terry Earley (919) 659-9015 terry.earley@yadkinbank.com

Operating Earnings Reconciliation

(Dollars in thousands) **VANTAGESOUTH**	Quarter Ended June 30, 2014
Net operating earnings (Non-GAAP)	
Net income (GAAP)	$3,544
Securities (gains) losses	(217)
Merger and conversion costs	1,968
Restructuring charges	93
Income tax effect of adjustments	(387)
Deferred tax asset revaluation from reduction in state income tax rates	-
Net operating earnings (Non-GAAP)	**$5,001**

YADKIN		
Net operating earnings (Non-GAAP)		
Net income (loss) (GAAP)	$	4,388
Securities (gains) losses		(3)
Merger and conversion costs		649
Income tax effect of adjustments		(146)
Net operating earnings (Non-GAAP)	**$**	**4,888**

	For the Quarter Ended,				
COMBINED	Combined June 30, 2014	Actual September 30, 2014	Actual December 31, 2014	Actual March 31, 2015	Actual June 30, 2015
Net operating earnings (Non-GAAP)					
Net income (loss) (GAAP)	$ 7,932	$ 949	$ 15,311	$ 10,250	$ 10,741
Securities (gains) losses	(220)	96	(4)	(1)	(84)
Branch sale gain	-	(415)	-	-	-
Merger and conversion costs	2,617	17,270	1,589	220	(25)
Restructuring charges	93	180	33	907	2,294
Income tax effect of adjustments	(533)	(6,075)	(601)	(431)	(836)
Valuation allowance reversal on Piedmont's DTA	-	-	(4,706)	-	-
Net operating earnings (Non-GAAP)	**$ 9,889**	**$ 12,005**	**$ 11,622**	**$ 10,945**	**$ 12,090**
Average Assets	$ 3,929,913	$ 4,079,107	$ 4,224,871	$ 4,250,747	$ 4,271,568
Net operating ROAA	**1.01%**	**1.17%**	**1.09%**	**1.04%**	**1.14%**

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YADKIN FINANCIAL CORPORATION